                                                                    Exhibit 20.2

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                   for Collection Period ended April 30, 2004
                      for Distribution Date of May 20, 2004

COLLECTIONS

                                                                                                  DOLLARS

Payments received                                                                               56,622,249.65
   Plus / (Less) :
      Net Servicer Advances                                                                        132,129.05
      Investment Earnings on funds in the Collection Account                                        51,005.31
                                                                                                -------------
Net Collections                                                                                 56,805,384.01
   Plus / (Less) :
      Funds in Spread Account                                                                   14,450,552.87
                                                                                                -------------
Total Available Funds                                                                           71,255,936.88
                                                                                                =============



DISTRIBUTIONS

   Servicing Fee                                                                  1,504,027.00
   Trustee and Other Fees                                                            15,761.10
                                                                                  ------------

Total Fee Distribution                                                                           1,519,788.10

   Note Interest Distribution Amount - Class A-1                    145,118.72
   Note Interest Distribution Amount - Class A-2                    698,375.00
   Note Interest Distribution Amount - Class A-3                    365,000.00
   Note Interest Distribution Amount - Class A-4                    776,847.92
                                                                 -------------
                                                                  1,985,341.64

   Note Principal Distribution Amount - Class A-1                53,409,708.12
   Note Principal Distribution Amount - Class A-2                         0.00
   Note Principal Distribution Amount - Class A-3                         0.00
   Note Principal Distribution Amount - Class A-4                         0.00
                                                                 -------------
                                                                 53,409,708.12

Total Class A Interest and Principal Distribution                                               55,395,049.76

   Note Interest Distribution Amount - Class B-1                    109,687.50
   Note Principal Distribution Amount - Class B-1                         0.00
                                                                 -------------

Total Class B Interest and Principal Distribution                                                  109,687.50

   Note Interest Distribution Amount - Class C-1                    132,281.25
   Note Principal Distribution Amount - Class C-1                         0.00
                                                                 -------------

Total Class C Interest and Principal Distribution                                                  132,281.25
   Note Interest Distribution Amount - Class D-1                    128,781.25
   Note Principal Distribution Amount - Class D-1                         0.00
                                                                 -------------

Total Class D Interest and Principal Distribution                                                  128,781.25

   Spread Account Deposit                                                                       13,970,349.02
                                                                                                -------------

Total Distributions                                                                             71,255,936.88
                                                                                                =============

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                   for Collection Period ended April 30, 2004
                      for Distribution Date of May 20, 2004

PORTFOLIO DATA:
                                                                  # of loans

   Beginning Aggregate Principal Balance                                96,229                        1,443,865,557.42

      Less: Principal Payments                                                     (23,935,990.94)
            Full Prepayments                                            (1,947)    (20,981,953.88)
            Partial Prepayments                                             --               0.00
            Liquidations                                                  (132)     (1,912,710.76)
                                                                                   --------------
                                                                                                        (46,830,655.58)
                                                                                                      ----------------
      Ending Aggregate Principal Balance                                94,150                        1,397,034,901.84
                                                                                                      ================

Ending Outstanding Principal Balance of Notes                                                         1,363,333,314.63
Overcollateralization Amount                                                                             33,701,587.21
Overcollateralization Level                                                                                       2.41%

OTHER RELATED INFORMATION:

Spread Account:

   Beginning Balance                                                                14,438,655.57
      Investment earnings on funds in spread account                                    11,897.30
      Less: Funds included in Total Available Funds                                (14,450,552.87)
      Deposits                                                                      13,970,349.02
      Reductions                                                                             0.00
                                                                                   --------------
   Ending Balance                                                                                        13,970,349.02

   Beginning Initial Deposit                                                        15,000,000.00
      Repayments                                                                             0.00
                                                                                   --------------
   Ending Initial Deposit                                                                                15,000,000.00

Modified Accounts:
   Principal Balance                                                                         0.00%                0.00
   Scheduled Balance                                                                         0.00%                0.00

Servicer Advances:
   Beginning Unreimbursed Advances                                                     636,690.28
   Net Advances                                                                        132,129.05
                                                                                   --------------
                                                                                                            768,819.33

Net Charge-Off Data:
   Charge-Offs                                                                         398,624.72
   Recoveries                                                                          (78,814.35)
                                                                                   --------------
   Net Charge-Offs                                                                                          319,810.37

Delinquencies ( P&I):                                             # of loans

   30-59 Days                                                              912       7,361,442.39
   60-89 Days                                                              141       1,263,203.51
   90-119 Days                                                              11          62,766.98
   120 days and over                                                         0               0.00

Repossessions                                                               17         158,570.42

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or
9.01 of the Sale and Servicing Agreement)                                    0                                    0.00

Cumulative Charge-Off Percentage                                                                                  0.02%

WAC                                                                                                            10.8010%
WAM                                                                                                             59.691

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                   for Collection Period ended April 30, 2004
                      for Distribution Date of May 20, 2004

                              BEGINNING      NOTE MONTHLY                  TOTAL                                    REMAINING
             ORIGINAL        OUTSTANDING       PRINCIPAL      PRIOR      PRINCIPAL     PRINCIPAL     CURRENT       OUTSTANDING
             PRINCIPAL        PRINCIPAL      DISTRIBUTABLE  PRINCIPAL  DISTRIBUTABLE  DISTRIBUTION   PRINCIPAL      PRINCIPAL
CLASSES       BALANCE          BALANCE          AMOUNT      CARRYOVER     AMOUNT         AMOUNT      CARRYOVER       BALANCE
-------       -------          -------          ------      ---------     ------         ------      ---------       -------
A-1        222,000,000.00    161,243,022.75  53,409,708.12       0.00  53,409,708.12  53,409,708.12       0.00    107,833,314.63
A-2        555,000,000.00    555,000,000.00           0.00       0.00           0.00           0.00       0.00    555,000,000.00
A-3        200,000,000.00    200,000,000.00           0.00       0.00           0.00           0.00       0.00    200,000,000.00
A-4        331,750,000.00    331,750,000.00           0.00       0.00           0.00           0.00       0.00    331,750,000.00
B-1         56,250,000.00     56,250,000.00           0.00       0.00           0.00           0.00       0.00     56,250,000.00
C-1         63,750,000.00     63,750,000.00           0.00       0.00           0.00           0.00       0.00     63,750,000.00
D-1         48,750,000.00     48,750,000.00           0.00       0.00           0.00           0.00       0.00     48,750,000.00
TOTAL    1,477,500,000.00  1,416,743,022.75  53,409,708.12       0.00  53,409,708.12  53,409,708.12       0.00  1,363,333,314.63

             TOTAL
           PRINCIPAL
          AND INTEREST
CLASSES   DISTRIBUTION
-------   ------------
A-1      53,554,826.84
A-2         698,375.00
A-3         365,000.00
A-4         776,847.92
B-1         109,687.50
C-1         132,281.25
D-1         128,781.25
TOTAL    55,765,799.76

                   NOTE MONTHLY                 TOTAL
                     INTEREST      PRIOR       INTEREST     INTEREST    CURRENT    DEFICIENCY  POLICY
 NOTE    INTEREST  DISTRIBUTABLE INTEREST   DISTRIBUTABLE DISTRIBUTION  INTEREST     CLAIM     CLAIM
CLASSES    RATE       AMOUNT     CARRYOVER      AMOUNT       AMOUNT     CARRYOVER    AMOUNT    AMOUNT
-------    ----       ------     ---------      ------       ------     ---------    ------    ------
A-1      1.08000%    145,118.72       0.00    145,118.72    145,118.72    0.00        0.00      0.00
A-2      1.51000%    698,375.00       0.00    698,375.00    698,375.00    0.00        0.00      0.00
A-3      2.19000%    365,000.00       0.00    365,000.00    365,000.00    0.00        0.00      0.00
A-4      2.81000%    776,847.92       0.00    776,847.92    776,847.92    0.00        0.00      0.00
B-1      2.34000%    109,687.50       0.00    109,687.50    109,687.50    0.00        0.00      0.00
C-1      2.49000%    132,281.25       0.00    132,281.25    132,281.25    0.00        0.00      0.00
D-1      3.17000%    128,781.25       0.00    128,781.25    128,781.25    0.00        0.00      0.00
TOTAL              2,356,091.64       0.00  2,356,091.64  2,356,091.64    0.00        0.00      0.00

                        WFS FINANCIAL 2004-1 OWNER TRUST
                              Officer's Certificate
                   for Collection Period ended April 30, 2004
                      for Distribution Date of May 20, 2004


Detailed Reporting

      See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of April 30, 2004 and were performed in conformity with the Sale and Servicing Agreement dated February 1, 2004.



                                            ------------------------------------
                                            Lori Bice
                                            Assistant Vice President
                                            Director Technical Accounting



                                            ------------------------------------
                                            Susan Tyner
                                            Vice President
                                            Assistant Controller